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Exhibit 32

CERTIFICATIONS REQUIRED BY RULE 13a-14(b) TO BE FURNISHED BUT NOT FILED

Certifications Pursuant to 18 U.S.C. SECTION 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Quarterly Report of Infocrossing, Inc. (the "Company") on Form 10-Q/A for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Zach Lonstein and William J. McHale, Chairman and Chief Executive Officer and Senior Vice President of Finance, respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ZACH LONSTEIN Zach Lonstein Chairman and Chief Executive Officer February 6, 2004	/s/ WILLIAM J. McHALE William J. McHale Senior Vice President of Finance February 6, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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CERTIFICATIONS REQUIRED BY RULE 13a-14(b) TO BE FURNISHED BUT NOT FILED